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                                                                   July 30, 2003

Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549

     Re:  Aeroflex Incorporated
          Registration Statement on Form S-4

Gentlemen:

     Reference is made to the filing by Aeroflex Incorporated (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 5,900,000 shares of Common Stock of the Company, par value $.10 per share (the "Common Stock").

     We have acted as counsel to the Company in connection with the preparation and execution of the Agreement and Plan of Merger dated as of June 27, 2003 (the "Merger Agreement") among Aeroflex Incorporated, MCE Technologies, Inc ("MCE"), Michael J. Endres, on behalf of the shareholder and warrantholders of MCE, and MCE Acquisition Corporation ("Acquisition"). Pursuant to the terms of the merger agreement, MCE will merge with and into Acquisition and MCE will become a wholly-owned subsidiary of the Company. The Common Stock is being issued to former shareholders and warrantholders of MCE pursuant to the terms of the merger agreement.

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its Common Stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock subject to the Registration Statement have been duly authorized and, upon issuance, will be legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ Kramer, Coleman, Wactlar & Lieberman
                                        KRAMER, COLEMAN, WACTLAR
                                          & LIEBERMAN, P.C.